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                                                                    Exhibit 99.2
                          CABOT MEDICAL CORPORATION
                       SPECIAL MEETING OF STOCKHOLDERS
                               AUGUST 25, 1995

   The undersigned holder of Common Stock of Cabot Medical Corporation hereby appoints Warren G. Wood, Marvin B. Sharfstein and Harry Brener, and each of them, with power of substitution, as proxies of the undersigned to attend the Special Meeting of Stockholders of Cabot Medical Corporation to be held on August 25, 1995, at 1:00 p.m. local time, at the Sharaton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, and any continuance or adjournment thereof, and to vote the number of shares of Common Stock the undersigned would be entitled to vote if personally present as follows on the reverse side.

   The undersigned hereby revokes any proxy to vote said shares heretofore given and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement relating to the Special Meeting.

   This Proxy will be voted as you specify and as to any other matter the undersigned hereby confers discretionary authority upon said proxies. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              PLEASE BE SURE TO SIGN THE PROXY ON THE REVERSE SIDE.

                                SEE REVERSE SIDE

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/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE




FOR  / /  AGAINST  / /  ABSTAIN  / /

1.To approve and adopt the Agreement and Plan of Reorganization (the "Merger
  Agreement") among Circon Corporation ("Circon"), Cabot Medical Corporation ("Cabot") and Circon Sub Corp., ("Sub") pursuant to which Sub, a wholly-owned subsidiary of Circon, will be merged with Cabot and Cabot will become a wholly-owned subsidiary of Circon.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE BELOW

/ / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

NOTE: Please sign this proxy exactly as your name or names appear hereon. Joint owners should each sign personally. If signing as Attorney, Executor, Administrator, Guardian or Trustee, please give full title and evidence of authority to act. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach certified copy of resolution or by-law evidencing authority.



Signature                                      Date
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Signature                                      Date
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        PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE
                             ACCOMPANYING ENVELOPE.